SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2010

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)                            (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2010, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”) and OsoBioPharmaceuticals Manufacturing, LLC (“Oso”) entered into Amendment #3 to the August 11, 2004 Processing Services Agreement between Cubist and Oso’s predecessor-in-interest, Cardinal Health PTS, LLC, pursuant to which Oso provides fill/finish, packaging and labeling services for CUBICIN® (daptomycin for injection) at Oso’s New Mexico facility (the “Agreement”).  Amendment #3 adjusts the prices under the Agreement and eliminates certain provisions under the Agreement, which had been added by Amendment #2 on April 18, 2007, that provided for purchase minimums and contemplated Oso performing fill/finish services under the Agreement at a second facility.

The foregoing description of Amendment #3 contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment #3, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the period ending on March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated: March 19, 2010